UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date earliest event reported) September 8, 2009

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 8, 2009, the Board of Directors of Entergy Corporation (the “Company”) elected Dr. Stewart C. Myers to serve on the Board of Directors.  Dr. Myers was elected to the Board to fill a current vacancy on the Board.

Dr. Myers is the Robert C. Merton (1970) Professor of Financial Economics at the Massachusetts Institute of Technology Sloan School of Management. His research has concentrated on the theory and practice of corporate finance, including the role of information and incentives in corporate financing and methods for evaluating corporate investments. Recent research projects include the valuation of investments in research and development, risk management, the allocation of capital in diversified firms, and the theory of corporate governance. Dr. Myers is the co-author of the textbook, Principles of Corporate Finance, now in its 9th edition.  Dr. Myers received his Ph.D. and MBA from Stanford University and A.B. from Williams College. He is past president of the American Finance Association and a Research Associate of the National Bureau of Economic Research. He is also a Principal of The Brattle Group, Inc.

There are no arrangements or understandings between Dr. Myers and any other person pursuant to which he was elected as a director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
By: /s/ Robert D. Sloan
Robert D. Sloan Executive Vice President, General Counsel and Secretary

Dated: September 14, 2009